                                                                                                       EXHIBIT 10.32

                                       NAVISTAR 1998 SUPPLEMENTAL STOCK PLAN
              (As amended December 11, 2001, and supplemented by the Restoration Stock Option Program)

                                                     SECTION I
                                                PURPOSE OF THE PLAN

         The purpose of this Navistar  1998  Supplemental  Stock Plan ("Plan") is to provide an additional  plan for the  issuance  of stock  options  and  restricted  stock for shares of the common  stock of  Navistar  International
Corporation to employees of Navistar International  Corporation and its subsidiaries  ("Corporation") to attract and retain  highly  qualified  personnel,  to provide key  employees  who hold  positions  of major  responsibility  the opportunity to earn incentive awards  commensurate  with the quality of individual  performance,  the achievement of performance  goals and  ultimately  the increase in  shareowner  value.  This Plan is separate  from and intended to
supplement  the  Navistar  1994  Performance   Incentive  Plan  ("1994  Plan").   The  Plan  replaces  the  Navistar
International  Corporation  1998  Interim  Stock  Plan for  grants or awards of stock  made on and after the date of adoption of this Plan.

                                                     SECTION II
                                                    DEFINITIONS

         The terms used in this Plan are defined as specified  in the 1994 Plan unless the context  indicates to the contrary.

                                                    SECTION III
                                                    ELIGIBILITY

      Management  will, from time to time,  select and recommend to the Committee on Compensation  and Governance of
the Board of  Directors  of Navistar  International  Corporation  ("Committee")  (formerly  named the  Committee  on
Organization)  Employees who are to become  Participants in the Plan.  Employees will be selected from those who, in the opinion of management,  have  substantial  responsibility  in a managerial or professional  capacity.  Employees selected for  participation  in the Plan may also be participants in the 1994 Plan, and  participation  in this Plan will not be considered participation in a plan that would affect their participation in the 1994 Plan.

                                                     SECTION IV
                                                   STOCK OPTIONS

      The Committee may grant  Nonqualified  Stock  Options to  Participants  in the amount and at the time that the
Committee  approves.  No Incentive  Stock Options  shall be granted under this Plan.  Options shall be granted under the same terms and  conditions as options  granted under the 1994 Plan, as amended from time to time, but subject to the  limitation on the number of shares  contained in this Plan,  and subject to the  limitation  that only treasury shares, and not newly issued shares, may be used for any grant.

                                                     SECTION V
                                                 RESTRICTED SHARES

      The  Committee  may award  restricted  shares  for the  purposes  and under the same terms and  conditions  as specified in Sections VI and VIII, and the other  provisions of the 1994 Plan, but subject to the limitations on the number of shares  contained in this Plan, and subject to the  limitation  that only treasury  shares,  and not newly issued shares, may be used for any award to an officer of the Corporation.

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                                                                                           EXHIBIT 10.32 (CONTINUED)

                                                     SECTION VI
                                             ADMINISTRATION OF THE PLAN

      Full  power and  authority  to  construe,  interpret  and  administer  the Plan is  vested  in the  Committee.
Decisions of the  Committee  will be final,  conclusive  and binding upon all parties,  including  the  Corporation, shareowners  and  employees.  The foregoing  will  include,  but will not be limited to, all  determinations  by the
Committee as to (i) the approval of Employees for  participation  in the Plan, (ii) the amount of the Awards,  (iii)
the performance levels at which different  percentages of the Awards would be earned and all subsequent  adjustments to such levels and (iv) the  determination  of all Awards.  Any person who  accepts  any Award  hereunder  agrees to accept as final,  conclusive and binding all determinations of the Committee.  The Committee will have the right, in the case of employees  not employed in the United  States,  to vary from the provision of the Plan to the extent the
Committee deems appropriate in order to preserve the incentive features of the Plan.

                                                    SECTION VII
                                       MODIFICATION, AMENDMENT OR TERMINATION

      The Committee may modify  without the consent of the  Participant  (i) the Plan,  (ii) the terms of any option previously  granted or (iii) the terms of Restricted Shares previously  awarded at any time,  provided that, no such modification will, without the approval of the Board of Directors of the Corporation,  increase the number of shares of Common Stock available hereunder.  The Committee may terminate the Plan at any time.

                                                    SECTION VIII
                                               RESERVATION OF SHARES

      The total number of shares of stock  reserved and  available  for delivery  pursuant to this Plan is 2 million shares of common stock of Navistar International  Corporation.  The number of shares reserved and available shall be increased  by shares of stock  subject to an option or award  under  this Plan or any other plan that is  cancelled, expired,  forfeited,  settled in cash or otherwise terminated without a delivery of shares to the participant of the plan,  including  shares used to pay the option exercised price of an option issued under the Plan or any other plan or to pay taxes with respect to such an option.  Only treasury shares,  and not newly issued shares, may be reserved and made available for delivery.

      Effective  December  11, 2001 the number of shares  remaining  to be issued under the plan is increased by 2.5 million shares.

                                                     SECTION IX
                                                  TERM OF THE PLAN

      The Plan shall be effective on the date of adoption by the Board of Directors  and continue  through  December
16, 2003.

                                                     SECTION X
                                                   GOVERNING LAW

      The Plan will be  governed by and  interpreted  pursuant  to the laws of the State of  Delaware,  the place of incorporation of the Corporation.

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                                                                                           EXHIBIT 10.32 (CONTINUED)

                                          RESTORATION STOCK OPTION PROGRAM

Restoration  options.  Restoration  stock options are additional  options  granted to an employee as a result of the employee  exercising  another Navistar stock option if the form and manner of the exercise of the other stock option qualify for the restoration option program.

Qualifying exercises.

o       The option being  exercised  (the  original  option) can be any employee  stock option  granted by Navistar, whether  granted before or after the  commencement or revision of the  restoration  option program.  Options that were granted as  restoration  options are not eligible for  restoration  option  grants if the original nonrestoration option was granted prior to June 21, 2000.  Incentive Stock Options (ISO) are not eligible.

o       No  restoration  option  exercise can be made during the  six-month  period  following  the revision of this program  unless  the  restoration  exercise  is made on a deferred  basis as  provided  for in this  program document.

o       The option price payable on exercise of the original  option must be paid by transferring to the Corporation
        Navistar  stock with a current  value equal to the option price.  The stock must be mature  stock,  i.e., if the stock was acquired from the Corporation, it must have been held at least six months.

o       The employee must either pay cash for the withholding tax,  transfer to the Corporation  Navistar stock with a current  value equal to the  withholding  tax, or request that the amount of stock  necessary to cover the withholding  tax be withheld  from the stock  otherwise  payable to the  employee.  The employee may request additional  withholding at a federal rate of up to 40%, if he presents to the Company mature shares equal in value to the additional  withholding.  The stock must be mature stock,  i.e., if the stock was acquired from the Corporation it must have been held at least six months.

o       The employee  must elect that the exercise be treated as a  restoration  exercise and sign an agreement  for the restoration option.

Terms of the restoration option grant.

o       The number of shares for which the  restoration  option is  granted is the number of shares  required  to be paid to the Corporation on exercise of the original  option,  i.e., the number of shares required to pay the
                                                                      ----
        option price; and the number of shares with value equal to the tax liability.

o       The option  price under the  restoration  option will be the market  price of Navistar  stock on the date of exercise of the original option (the date of grant of the restoration option).

o       The term of the restoration option shall be for the remaining term of the original option.

o       The  restoration  option  will  become  exercisable  six months  after the date of grant of the  restoration option, or, if sooner, one month before the end of the term of the original option.

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                                                                                           EXHIBIT 10.32 (CONTINUED)

o       The usual terms of Navistar  stock  options as  specified in the plans and  Committee  and Board action will apply to the restoration options where specific provisions  reflecting the nature of the restoration options are not  applicable.  For  example,  the  options  will  continue  to become  exercisable  after a qualified retirement and will be  exercisable  for three years after  becoming  exercisable;  on change in control the options  will  become  exercisable  immediately  and be  extended  for  three  years;  options  that are not exercisable will lapse if an employee quits before retirement.

Restriction  on profit  shares.  The profit  shares  received  on  exercise  of the  original  option are subject to restriction  on transfer.  The profit  shares are the shares that  represent  the  difference  in value  between the option price and the value of the stock on the date of exercise of the original option,  less any shares withheld to pay the withholding taxes required on the exercise of the original option.

o       The profit shares cannot be transferred for three years following the exercise of the original option.

o       The restriction period ends immediately if the holder dies,  terminates employment on account of disability, or terminates employment under a qualified retirement as defined in the stock option plan.

o       Profit shares can be used to pay the option price on exercise of another  Navistar  stock option even though the shares are  subject  to the  transfer  restrictions.  The holder is treated as  transferring  his profit shares to the  Corporation,  and getting from the  Corporation in the exchange the same shares back from the
        Corporation.  The transfer  restriction  continues to apply to the  exchanged  shares for the balance of the three-year  period that started on the date of exercise of the first original option.  The profit shares can only be used if the option being  exercised  permits  their use. For  example,  the options  prohibit use of shares that have not been held for longer than six months if the shares were acquired from the Corporation.

Deferral  of Profit  Shares.  Each  employee  who makes a  restoration  exercise  of an option may elect to have the
Company  defer  delivery of the profit  shares due on the original  option for a period of years or an event such as death,  disability  or  retirement.  The profit  shares are that number of shares for which the option was exercised less the number of shares used to pay the option price.  An election will be made under  procedures  established  by the Company that will provide for the following:

o       The  election  must be made six months in advance of  exercise  of an option,  and no options  for which the employee has made an election can be exercised  under the restoration  program during the six-month  period.
        However,  the six-month  restriction  period will not apply if the employee makes a deferral election within
        30 days of the revision of this program and pursuant to the election  exercises an option within 6 months of the revision.  During the deferral  period,  the employee  will have no right to vote the stock,  to receive any dividend  declared on the stock, and no other right as a shareholder.  The employee will be paid in cash the  equivalent of any dividend  payments.  If the dividend is an  extraordinary  dividend,  the Company may give additional units for shares instead of making a cash payment.

o       The employee must select the number of years for the deferral  period (between 1 and 20) and can select that the deferral period ends on death,  disability,  and/or retirement,  or a specified time after retirement. A deferral period can be extended on six-months  notice by a current employee or an employee who terminated by retirement or disability.  (The terms retirement and disability are defined in the stock options and plan.)

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                                                                                           EXHIBIT 10.32 (CONTINUED)

o       The deferral period will end on change in control of the Company.  In the event of a transaction  that would cause an adjustment under the anti-dilution  provisions of the stock option, such as a stock split,  merger, spin off, a similar adjustment will be made to the deferred shares to preserve the value of the deferral.

o       The Company can terminate the deferral within three months for any employee who terminates  employment for a reason  other than death,  disability  or  retirement.  The  Company  can  terminate  the  deferral  for all employees if it determines it is in the best interests of the Company to do so.

o       The employee will be granted  restoration  options on the exercise date to cover future FIT,  state,  local,
        FICA and Medicare tax liabilities for all restorations.

Effect on share  ownership  requirement.  The profit shares  delivered to the employee and units for deferred shares can be counted as fulfilling an employee's stock ownership requirement under the Navistar Stock Ownership Program.

Termination  of the program.  The program has been  established by resolution of the Committee on  Compensation  and
Governance  and the Board that  authorized the granting of  restoration  stock options.  The Committee and Board can terminate the program at any time by resolution terminating the prior authorization.

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